Exhibit 99.1

                  Stewart Reports Earnings for Third Quarter

    HOUSTON, Oct. 27 /PRNewswire-FirstCall/ -- Stewart Information Services Corporation (NYSE: STC) reported net earnings of $21.1 million, or $1.16 per diluted share, for the three months ended September 30, 2004, versus net earnings of $42.1 million, or $2.34 per diluted share, for the third quarter of 2003. Revenues in the third quarter decreased 16 percent to $530 million from $629 million for the same period last year. The growth in book value continued to $37.76 per share as of September 30, 2004 -- an all time record.
    Total revenues for the first nine months of 2004 were $1.6 billion, down
4 percent from the same period a year ago. Earnings for the first nine months totaled $62.2 million, or $3.42 per diluted share, versus $103.0 million, or $5.74 per diluted share, for the first nine months of 2003.
    "SureClose(R), our transaction management system, continues to grow in number of users and is our vehicle to go paperless in the title office," said Stewart Morris, Jr., president and co-chief executive officer. "It is also our method of delivering products, communicating on files and archiving closed files. SureClose is the most significant new technology in our tool kit. We make enhancements continually. We are now adding more than 20,000 documents to SureClose each working day. The system also proved itself as to security during the three hurricanes that recently tracked across Florida. Although twenty-one of our Florida offices incurred some operational interruption from hurricane damage, our customers and associates had immediate access to their files via the Internet. Paperless transactions are now a reality when using the latest SureClose release. Our company continues to enhance current systems and add new applications to improve customer service and associate effectiveness."
    "Accolades for our financial performance continued in this past quarter," said Malcolm S. Morris, chairman of the board and co-chief executive officer. "Stewart was ranked 31st in Fortune magazine's list of the 100 fastest growing companies. We have been included on the Forbes Platinum 400 Companies -- the best big companies in the US, and as a member of the Fortune 1000, Russell 2000, 2500 and 3000 Value Indexes and Russell 2000, 2500 and 3000 Indexes. We also are on the S&P Small Cap 600. Sandler O'Neill & Partners, L.P. included Stewart in their first-ever Premium Players List for 2004, made up of the top 30 insurance companies that have consistently demonstrated exceptional growth and profitability and above-average performance in the past five years."
    "Although tight inventory levels in many high end residential markets have moderated, the forecast for the upscale market continues to be strong," reported Laurie Moore-Moore, Stewart advisory director and president of The Institute for Luxury Home Marketing. "The affluent are still shifting dollars into real estate from other investments, home prices are rising, and luxury home demand is very healthy."
    Title orders per working day for the third quarter of 2004 were down
13 percent from the same period in 2003 primarily due to the decrease in refinancing transactions. Beginning in July 2003, orders fell to lower levels because of an increase in mortgage interest rates. However, in August and September 2004, interest rates averaged 30 to 40 basis point less than the same period last year. In September 2004, orders were up 4 percent over the same month a year ago.
    Operating profit margins decreased year-over-year due primarily to the fixed nature of most of the company's operating costs. Margins were also reduced due to the company's investments in growth, technology, new services and new offices. Employee costs are the largest component of the company's operating costs, excluding title agency retentions. Employee counts and order counts are monitored on a regular basis. However, the company's strategy is not to overreact to either increases or decreases in transaction volumes. Instead, the company works to maintain good service to its customers through a reasonably stable, dedicated employee work force allowing for continued growth.
    The company continues to emphasize gaining commercial business, acquiring companies with higher margins and expanding internationally. The company believes these strategies will position it for future growth, diversification and strength.

    Stewart Information Services Corporation is a technology driven, strategically competitive, real estate information and transaction management company. Stewart provides title insurance and related information services through more than 7,800 issuing locations in the United States and several international markets. Stewart meets the needs of the real estate and mortgage industries through the delivery of information services required for settlement using e-commerce. These services include title reports, flood determinations, document preparation, property reports and background checks. Stewart also supplies post-closing services to lenders, automated county clerk land records, property ownership mapping, and geographic information systems for governmental entities. Stewart provides expertise in tax-deferred exchanges. More information about Stewart can be found at www.stewart.com .
    This press release may contain forward-looking statements, which include all statements other than statements of historical facts. Forward-looking statements are not guarantees of performance and no assurance can be given that Stewart's expectations will be achieved. In particular, historical order counts do not necessarily indicate future revenues because Stewart cannot predict the number of orders that will result in closings.


                            SUMMARY OF OPERATIONS

     Stewart Information Services Corporation

                                                      Three months
                                                   ended September 30
                                                  2004             2003

    Revenues                                  $529,663,000     $629,388,000
    Net earnings                               $21,138,000      $42,068,000
    Average shares - diluted                    18,195,000       18,006,000
    Earnings per share:
      Basic                                          $1.17            $2.35
      Diluted                                        $1.16            $2.34

                                                       Nine months
                                                   ended September 30
                                                  2004             2003

    Revenues                                $1,560,011,000   $1,628,387,000
    Net earnings                               $62,239,000     $102,973,000
    Average shares - diluted                    18,190,000       17,937,000
    Earnings per share:
      Basic                                          $3.44            $5.78
      Diluted                                        $3.42            $5.74


     STEWART INFORMATION SERVICES CORPORATION
     STATEMENTS OF EARNINGS
     (In thousands of dollars, except per share amounts)

                                   Three months              Nine months
                                   ended Sept 30            Ended Sept 30
                                 2004         2003         2004        2003
    Revenues
    Title insurance:
      Direct operations         224,814      261,063      648,913     692,938
      Agency operations         282,988      340,961      841,470     858,545
    Real estate information
     services                    16,001       21,683       51,340      61,567
    Investment income             5,920        5,262       16,242      14,580
    Investment gains (losses) -
     net                            (60)         419        2,046         757
                                529,663      629,388    1,560,011   1,628,387

    Expenses
    Amounts retained by
     agencies                   229,525      279,678      684,980     703,462
    Employee costs              149,542      157,192      436,345     436,372
    Other operating expenses     79,600       86,727      235,328     226,174
    Title losses and related
     claims                      25,194       25,894       70,281      66,561
    Depreciation                  7,723        6,422       22,981      18,499
    Interest                        309          202          799         563
    Minority interests            3,707        4,755        9,715      11,237
                                495,600      560,870    1,460,429   1,462,868

    Earnings before taxes        34,063       68,518       99,582     165,519
    Income taxes                 12,925       26,450       37,343      62,546
    Net earnings                 21,138       42,068       62,239     102,973

    Average number of shares
     outstanding (000)           18,195       18,006       18,190      17,937

    Earnings per share -
     diluted                       1.16         2.34         3.42        5.74
    Segment information:
      Title revenues            513,662      607,705    1,508,671   1,566,820
      Title pretax earnings      33,724       63,865       97,127     153,281

      REI revenues               16,001       21,683       51,340      61,567
      REI pretax earnings           339        4,653        2,455      12,238

    Selected financial
     information (000):
      Cash flow from operations  58,887       73,050      143,697     156,656
      Title loss payments -
       net of recoveries         13,237       15,564       46,216      39,340
      Other comprehensive income
       (loss), net of taxes       5,880       (2,316)      (2,493)      4,326
      Average number of basic
       shares                    18,102       17,893       18,092      17,826
      Number of title orders
       opened                       205          238          649         816


                                                 Sept 30     Dec 31
                                                  2004        2003

     Stockholders' equity                        683,556     621,389
     Number of shares outstanding                 18,102      18,026
     Book value per share                          37.76       34.47


     STEWART INFORMATION SERVICES CORPORATION
     BALANCE SHEETS (condensed)
     (In thousands of dollars)

                                                    Sept 30         Dec 31
                                                     2004            2003

    Assets
      Cash and cash equivalents                      113,878        114,202
      Short-term investments                         192,014        153,322
      Investments - statutory reserve funds          399,131        375,421
      Investments - other                             71,726         59,035
      Receivables                                     64,605         79,025
      Property and equipment                          78,296         74,174
      Title plants                                    52,109         43,216
      Goodwill                                       112,012         79,084
      Other                                           62,601         54,388

                                                   1,146,372      1,031,867

    Liabilities
      Notes payable                                   40,035         24,583
      Accounts payable and accrued liabilities        91,663         82,147
      Estimated title losses                         292,154        268,089
      Deferred income taxes                           24,439         22,440
      Minority interests                              14,525         13,219

    Contingent liabilities and commitments

    Stockholders' equity
      Common and Class B Common Stock and
       additional paid-in capital                    143,589        141,168
      Retained earnings                              531,346        469,107
      Accumulated other comprehensive earnings        12,526         15,019
      Treasury stock                                  (3,905)        (3,905)

      Total stockholders' equity                     683,556        621,389

                                                   1,146,372      1,031,867

     October 27, 2004

SOURCE  Stewart Information Services Corporation
    -0-                             10/27/2004
    /CONTACT: Ted C. Jones, Director-Investor Relations of Stewart Information Services Corporation, +1-713-625-8014/
    /Web site:  http://www.stewart.com /
    (STC)

CO:  Stewart Information Services Corporation
ST:  Texas
IN:  FIN RLT
SU:  ERN